                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.             )

    Filed by the Registrant /X/               / / Confidential, for Use of the
    Filed by a Party other than the Registrant    Commission Only (as permitted by Rule
      / /                                         14a-6(e)(2))
    Check the appropriate box:
    /X/ Preliminary Proxy Statement
    / / Definitive Proxy Statement
    / / Definitive Additional Materials
    / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                TOM BROWN, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------

    (Name of Person(s) filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                                TOM BROWN, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that the Annual Meeting of Stockholders of Tom Brown, Inc. (the "Company") will be held at 9:00 a.m. on Wednesday, May 22, 1996, at the Midland Petroleum Club, 501 West Wall Street, Midland, Texas, for the following purposes:

          (1) To elect seven directors, by vote of the holders of Common Stock and the sole holder of the $1.75 Convertible Preferred Stock, Series A (the "Preferred Stock"), each to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified;

          (2) To elect a special class of two directors, by vote of the sole holder of Preferred Stock, each to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified;

          (3) To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock; and

          (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Holders of record of Common Stock and Preferred Stock at the close of business on April 12, 1996 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Holders of Common Stock will be entitled to vote on all matters set forth above, except the election of the special class of two directors by the holder of Preferred Stock. The holder of Preferred Stock will be entitled to vote for the election of such two directors and will also be entitled to vote on all other matters set forth above. A list of stockholders entitled to vote at the meeting will be available for a period of at least ten days prior to the meeting at the offices of the Company, 500 Empire Plaza Building, 508 West Wall Street, Midland, Texas 79701, for examination during ordinary business hours by any stockholder for any purpose germane to the meeting.

                                          By Order of the Board of Directors

                                          [S] JAMES M. ALSUP
                                          JAMES M. ALSUP, Secretary

Midland, Texas
April 17, 1996

                                TOM BROWN, INC.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                    GENERAL

     The accompanying Proxy is solicited on behalf of the Board of Directors of Tom Brown, Inc. (the "Company") to be used at the Annual Meeting of Stockholders to be held at 9:00 a.m. on Wednesday, May 22, 1996, at the Midland Petroleum Club, 501 West Wall Street, Midland, Texas, and at any and all adjournments thereof. The Company's executive offices are located at 500 Empire Plaza Building, 508 West Wall Street, Midland, Texas 79701.

     Holders of outstanding shares of Common Stock of the Company of record at the close of business on April 12, 1996 will be entitled to cast one vote for each share of such stock so held by them upon all matters submitted to a vote of the stockholders, except for the election of a special class of two directors by the holder of Preferred Stock. The holder of the outstanding shares of Preferred Stock of record at the close of business on April 12, 1996 will be entitled to vote as a class with the holders of Common Stock and to cast 1.666 votes for each share of Preferred Stock upon all matters submitted to a vote of the holders of Common Stock. Additionally, the holder of the Preferred Stock will be entitled to vote as a separate class for the election of a special class of two directors to the Company's Board of Directors. See "Voting Securities and Principal Stockholders".

     Properly executed proxies will be voted in accordance with the stockholders' directions. If the Proxy card is signed and returned without any direction given, shares will be voted in accordance with the Directors' recommendations, which are noted herein, and in accordance with the best judgment of the persons named as proxies upon such other matters as may properly come before the meeting. Any stockholder giving a Proxy has the power to revoke it at any time before it is voted by appearing and voting in person at the meeting, by delivering a later dated Proxy, or by delivering to the Secretary of the Company a written revocation of such Proxy prior to the voting of such Proxy.

     The cost of preparing, assembling, printing and mailing this Proxy Statement and enclosed Proxy and the cost of soliciting Proxies relating to the meeting will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own shares of Common Stock of the Company listed of record in names of nominees and will reimburse said banks and brokers for their reasonable out-of-pocket expenses of such solicitation. It is contemplated that the original solicitation of Proxies by mail will be supplemented by telephone, telegram and personal solicitation by officers, Directors and other regular employees of the Company. No additional compensation will be paid to such individuals for such activities.

     This Proxy Statement and the accompanying form of Proxy are being mailed to stockholders beginning on or about April 17, 1996.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     At the close of business on April 12, 1996, the record date fixed by the Board of Directors for the determination of stockholders entitled to vote at the Annual Meeting, the outstanding voting securities of the Company consisted of 21,114,144 shares of Common Stock, $.10 par value, and 1,000,000 shares of Preferred Stock. Each share of Common Stock entitles its owner to one vote. Each share of Preferred Stock entitles its owner to a number of votes per share equivalent to the number of shares of Common Stock issuable upon conversion of the Preferred Stock, or 1.666 votes for each share of Preferred Stock, based on the conversion ratio of the Preferred Stock on April 12, 1996. The Preferred Stock is entitled to vote on all matters upon which holders of the Common Stock have the right to vote, together with the holders of the outstanding shares of Common Stock as if a part of that class. Cumulative voting for Directors is not authorized.

     The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, whether present in person or represented by Proxy, constitutes a quorum at the Annual Meeting. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock voting together as a class and represented in person or by Proxy at the Annual Meeting is required for the election of the Board of Directors' seven nominees for Director. The affirmative vote of the holder of the shares of Preferred Stock represented in person or by Proxy at the Annual Meeting is required for the election of a special class of two Directors. See "Election of Directors by the Holder of Preferred Stock". The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock voting together as a class is required for approval of the Directors' proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock. Shares of Common Stock represented in person or by Proxy (including shares which abstain) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. An abstention from voting on a matter or a Proxy instructing that a vote be withheld has the same effect as a vote against the matter since it is one less vote for approval. Broker non-votes on one or more matters will have no impact on such matters since they are not considered "shares present" for voting purposes.

     The following table sets forth certain information as of April 12, 1996 with respect to the Common Stock beneficially owned by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each executive officer named in the Summary Compensation Table, (iii) each Director and nominee for Director of the Company and (iv) all Directors (and nominees) and executive officers as a group.

                                                                 AMOUNT AND
                                                                 NATURE OF                 PERCENT
                       NAME AND ADDRESS                          BENEFICIAL                  OF
                     OF BENEFICIAL OWNER                        OWNERSHIP(1)                CLASS
- --------------------------------------------------------------  ------------               -------
Donald L. Evans...............................................      705,236(2)               3.23%
  500 Empire Plaza
  Midland, Texas 79701
Thomas C. Brown...............................................      115,967(3)               *
  500 Empire Plaza
  Midland, Texas 79701
David M. Carmichael...........................................            -                     -
  333 Clay Street, Suite 2000
  Houston, Texas 77002
William R. Granberry..........................................       67,537(4)               *
  500 Empire Plaza
  Midland, Texas 79701
Henry Groppe..................................................       65,900(5)               *
  1111 Bagby, Suite 1640
  Houston, Texas 77002

                                                                 AMOUNT AND
                                                                 NATURE OF                 PERCENT
                       NAME AND ADDRESS                          BENEFICIAL                  OF
                     OF BENEFICIAL OWNER                        OWNERSHIP(1)                CLASS
- --------------------------------------------------------------  ------------               -------
Edward W. LeBaron, Jr. .......................................       58,260(6)               *
  400 Capitol Mall, 17th Floor
  Sacramento, California 95814
Peter R. Scherer..............................................       89,675(7)               *
  500 Empire Plaza
  Midland, Texas 79701
George M. Simmons.............................................            -                     -
  370 Van Gordon Street
  Lakewood, Colorado 80228
James B. Wallace..............................................       39,600(8)               *
  475 17th Street, Suite 1300
  Denver, Colorado 80202
Robert H. Whilden, Jr. .......................................       45,000(9)               *
  3300 First City Tower
  1001 Fannin
  Houston, Texas 77002
K N Energy, Inc...............................................    2,584,367(10)             11.34%
  370 Van Gordon Street
  Lakewood, Colorado 80228
State Farm Mutual Automobile
  Insurance Company...........................................    2,200,000(11)             10.42%
  One State Farm Plaza
  Bloomington, Illinois 61701
Metropolitan Life Insurance Company...........................    1,476,400(12)              6.99%
  One Madison Avenue
  New York, New York 10010
Steinberg Asset Management
  Company, Inc................................................    2,106,100(13)              9.97%
  12 East 49th Street
  New York, New York 10017
The Equitable Companies Incorporated..........................    1,916,200(14)              9.08%
  787 Seventh Avenue
  New York, New York 10019
The Guardian Life Insurance
  Company of America..........................................    1,198,000(15)              5.67%
  201 Park Avenue South
  New York, New York 10003
All Directors and Executive Officers as a Group
  (17 persons)................................................    1,345,774(16)              6.00%

- ---------------

  *  Less than one percent.

 (1) Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive powers.

 (2) Includes 705,000 shares of Common Stock underlying presently exercisable stock options and 236 shares of Common Stock allocated to Mr. Evans' account under the Company's 401(k) Profit Sharing Plan.

 (3) Includes (i) 105,000 shares of Common Stock underlying presently exercisable stock options, (ii) 5,253 shares of Common Stock allocated to Mr. Brown's account under the Company's 401(k) Profit Sharing

     Plan, and (iii) 5,714 shares of Common Stock owned by the C.V. Lyman Testamentary Trust (the "Trust"). Mr. Brown serves as a Co-Trustee of the Trust and, consequently, has shared voting and investment powers with respect to such shares of Common Stock. Mr. Brown disclaims beneficial ownership of all of the shares held by the Trust.

 (4) Includes 67,500 shares of Common Stock underlying presently exercisable stock options.

 (5) Includes 55,000 shares of Common Stock underlying presently exercisable stock options. Also included are 9,000 shares of Common Stock held by five adult children of Mr. Groppe, the beneficial ownership of which is disclaimed by Mr. Groppe.

 (6) Includes 55,000 shares of Common Stock underlying presently exercisable stock options.

 (7) Includes 87,500 shares of Common Stock underlying presently exercisable stock options; 94 shares of Common Stock allocated to Mr. Scherer's account under the Company's 401(k) Profit Sharing Plan and 1,999 shares allocated to his account under the Company's Employee Stock Ownership Plan.

 (8) Includes 35,000 shares of Common Stock underlying presently exercisable stock options.

 (9) Includes 45,000 shares of Common Stock underlying presently exercisable stock options.

(10) Includes 1,666,000 shares of Common Stock that may be acquired upon conversion of 1,000,000 shares of $1.75 Convertible Preferred Stock, Series A.

(11) The number of shares and nature of beneficial ownership is as of December 31, 1995 and is based on information contained in Schedule 13G filed by such person with the Securities and Exchange Commission.

(12) Metropolitan Life Insurance Company ("Met Life") and State Street Research and Management Company, Inc. ("State Street"), an investment adviser and subsidiary of Met Life, reported sole voting power with respect to 1,355,500 shares and sole dispositive power with respect to 1,476,400 shares. State Street disclaims beneficial ownership of all of such shares.

(13) As reported in Schedule 13G filed jointly by Steinberg Asset Management Company, Inc. ("SAMC"), Steinberg Asset Management Company, L.P. ("SAMP"), Michael A. Steinberg & Company, Inc. ("S&C"), and Michael A. Steinberg ("M.A.S."), SAMC is the beneficial owner of 64,300 shares, of which SAMC has sole voting power with respect to 61,000 shares and sole dispositive power with respect to 64,300 shares; SAMP is the beneficial owner of 1,980,450 shares, of which SAMP has sole voting power with respect to 1,444,300 shares and sole dispositive power with respect to 1,980,450 shares; S&C is the beneficial owner of and has sole dispositive power with respect to 39,150 shares; and M.A.S. has sole voting and dispositive powers with respect to 22,200 shares. SAMC, the general partner of SAMP, may be deemed to beneficially own the shares beneficially owned by SAMP, and M.A.S. may be deemed to have beneficial ownership of the shares owned by all of the reporting entities.

(14) The Equitable Companies Incorporated ("Equitable"), AXA, Alliance Capital Management L.P., a subsidiary of Equitable, and a group of five French mutual insurance companies reported sole voting power with respect to 1,475,300 shares and sole dispositive power with respect to 1,916,200 shares.

(15) As reported in Schedule 13G filed with the Securities and Exchange Commission by a group comprised of (i) The Guardian Life Insurance Company of America ("Guardian Life"), (ii) Guardian Investor Services Corporation ("GISC"), (iii) The Guardian Park Ave. Fund, Inc. ("Park Ave. Fund"), (iv) The Guardian Stock Fund, Inc. ("Guardian Fund"), (v) The Guardian Employees' Incentive Savings Plan ("Guardian Savings Plan"), (vi) The Guardian Life Insurance Company of America Master Pension Trust ("Guardian Pension Trust"), and (vii) The Guardian Asset Allocation Fund ("Allocation Fund"), Guardian Life has sole voting and dispositive power as to 362,600 shares and shared voting and dispositive power as to 111,000 shares; Guardian Savings Plan and Guardian Pension Trust have shared voting and dispositive power with regard to 71,000 and 40,000 shares, respectively; GISC and Park Ave. Fund have shared voting and dispositive power with regard to 724,400 and 267,900 shares, respectively. Guardian Fund has shared voting and dispositive power as to 446,500 shares. Allocation Fund has shared and voting and dispositive power as to 10,000 shares.

(16) Includes 1,315,975 shares of Common Stock underlying presently exercisable stock options.

REPORTS OF BENEFICIAL OWNERSHIP

     Section 16(a) of the Securities Exchange Act of 1934 requires, among other things, that the Company's Directors and officers file at specified times reports of beneficial ownership and changes in beneficial ownership of the Company's Common Stock and other equity securities. To the Company's knowledge, all Section 16(a) filing requirements for 1995 have been complied with.

              ELECTION OF DIRECTORS BY HOLDERS OF COMMON STOCK AND
                                PREFERRED STOCK

     Directors of the Company are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The number of directors is established from time to time by resolution of the Board of Directors. The Board of Directors has established the authorized number of directors at nine, which includes two Directors to be elected by the sole holder of the Preferred Stock.

NOMINEES FOR DIRECTOR

     The Board of Directors is recommending that its seven nominees, all of whom were previously elected Directors of the Company at the last annual meeting of stockholders, be re-elected to hold office until the 1997 annual meeting of stockholders and until their respective successors have been duly elected and qualified. If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by the Board of Directors and the shares represented by Proxy will be voted for any substitute nominee, unless the Board reduces the number of directors. The Board of Directors has no reason to expect that any nominee will become unavailable. The Board of Directors seven nominees for the Board are as follows:

                                                 POSITION WITH COMPANY             DIRECTOR
           NOMINEE               AGE           AND PRINCIPAL OCCUPATION            SINCE
- ------------------------------   ---    ---------------------------------------    ----
Donald L. Evans...............    49    Chairman of the Board of Directors and     1980
                                          Chief Executive Officer of the
                                          Company; Director of TMBR/Sharp
                                          Drilling, Inc.
Thomas C. Brown...............    69    Director of the Company; Chairman of       1968
                                        the Board of Directors of TMBR/Sharp
                                          Drilling, Inc.
William R. Granberry..........    53    Director of the Company since 1995;        1995
                                          President and Chief Operating Officer
                                          of the Company since January 1996;
                                          Chairman of the Board and Chief
                                          Executive Officer of Mineral
                                          Development Inc. from August 1994 to
                                          December 1995 and President from
                                          October 1994 to December 1995; and
                                          Director of Mineral Development, Inc.
                                          since August 1994.
Henry Groppe..................    70    Director of the Company; Oil and gas       1989
                                          consultant with Groppe, Long &
                                          Littell.
Edward W. LeBaron, Jr.........    66    Director of the Company; Partner in the    1987
                                        law firm of Pillsbury, Madison and
                                          Sutro, formerly Chairman of the Board
                                          of Pacific Casino Management, Inc.

                                             (Table continued on following page)

                                                 POSITION WITH COMPANY             DIRECTOR
           NOMINEE               AGE           AND PRINCIPAL OCCUPATION            SINCE
- ------------------------------   ---    ---------------------------------------    ----
James B. Wallace..............    67    Director of the Company; Partner in        1992
                                          Brownlie, Wallace, Armstrong and
                                          Bander Exploration; Director of
                                          Grease Monkey International.
Robert H. Whilden, Jr.........    60    Director of the Company; Partner in the    1989
                                        law firm of Vinson & Elkins L.L.P.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE ABOVE NOMINEES.

             ELECTION OF DIRECTORS BY THE HOLDER OF PREFERRED STOCK

     In January, 1996, a wholly-owned subsidiary of the Company acquired all of the assets of a wholly-owned subsidiary of KN Energy, Inc. ("KNE"). The acquisition was accomplished through a merger (the "Merger") of the two subsidiaries and the Company's issuance and sale to KNE of 918,367 shares of the Company's Common Stock and 1,000,000 shares of the Company's Preferred Stock. The Certificate of Designations, Powers, Preferences and Rights creating the Preferred Stock provides that KNE shall have the right to elect a special class of two Directors to the Board of Directors of the Company for so long as KNE owns 80% or more of the voting power of the Common Stock and Preferred Stock issued to KNE pursuant to the Merger. See "Voting Securities and Principal Stockholders". If the voting power of the securities acquired by KNE as a result of the Merger is less than 80% but more than 30% of the voting power of such securities, KNE is then entitled to elect one Director to the Board of Directors. Based on KNE's current ownership of Common Stock and Preferred Stock and the voting power attributable to such shares, KNE is entitled to elect two Directors to the Board of Directors of the Company.

     As an accommodation to KNE, and in furtherance of KNE's right to elect two Directors, in February, 1996, the Board of Directors of the Company expanded the size of the Board from seven to nine Directors, and Messrs. David M. Carmichael and George M. Simmons were appointed to fill the vacancies created by expanding the size of the Board.

     Proxies for the election of the two Directors nominated by the holder of the Preferred Stock are not being solicited from the holders of Common Stock.

NOMINEES FOR DIRECTOR

     The following table sets forth for each nominee for election as Director by the holder of Preferred Stock, his name, all positions with the Company held by such nominee, his principal occupation, age and date on which he first became a Director of the Company. Unless otherwise indicated, each person has held the position shown, or has been associated with the named employer, for more than five years.

                                             POSITION WITH COMPANY
           NOMINEE               AGE        AND PRINCIPAL OCCUPATION       DIRECTOR SINCE
- ------------------------------   ---    --------------------------------   ---------------
David M. Carmichael...........    57    Director of the Company; Vice-      February, 1996
                                          Chairman of the Board of
                                          Directors of KN Energy, Inc.;
                                          formerly Chairman of the Board
                                          of Directors, Chief Executive
                                          Officer and President of
                                          American Oil and Gas
                                          Corporation
George M. Simmons.............    52    Director of the Company; General    February, 1996
                                          Manager of KN Field Services,
                                          a division of KN Energy, Inc.;
                                          formerly President and Chief
                                          Operating Officer of KN
                                          Production Company, a
                                          subsidiary of KN Energy, Inc.;
                                          formerly President and Chief
                                          Executive Officer of
                                          Consolidated Oil and Gas Inc.

FAMILY RELATIONSHIPS

     There are no family relationships among any of the nominees or among any of the nominees and any officer, except that the daughter of William R. Granberry is married to the son of James M. Alsup, the Secretary of the Company. Except for the rights of KNE as the holder of the Preferred Stock, there are no arrangements or understandings between any nominee and any other person pursuant to which any nominee was selected.

OTHER INFORMATION

     The Company's Audit Committee has the responsibility of recommending employment of the Company's independent auditors, reviewing with management and the independent auditors the Company's financial statements, basic accounting and financial policies and practices, audit scope and competency of control personnel. The Audit Committee met one time during the fiscal year ended December 31, 1995. The members of the Audit Committee in 1995 were James B. Wallace and Edward W. LeBaron, Jr.

     The Company's Compensation Committee reviews and recommends to the Board of Directors the compensation and promotion of officers of the Company, the terms of any proposed employee benefit arrangements and the making of awards under such arrangements. The Compensation Committee took action by unanimous written consent on three occasions during 1995. The current members of the Compensation Committee are Henry Groppe and Robert H. Whilden, Jr.

     The Board of Directors held thirteen meetings during the year ended December 31, 1995, and action was also taken by unanimous written consent on two occasions. No Director participated in fewer than 75% of the total number of meetings of the Board of Directors or committees of which he is a member.

     The Company does not have a standing nominating committee. The review of recommendations for nominees for Directors is made by the Board of Directors.

                  PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK

     The Board of Directors recommends an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from thirty million (30,000,000) shares to forty million (40,000,000) shares. No increase is proposed in the currently authorized number of shares of Preferred Stock. If approved by the stockholders, the first sentence of Article Four of the Company's Certificate of Incorporation would be amended to provide as follows:

     "Fourth: The total number of shares of all classes that the Corporation shall have authority to issue is 42,500,000, of which 2,500,000 shares shall be Preferred Stock, par value $.10 per share, and 40,000,000 shares shall be Common Stock, par value $.10 per share."

     The Company is currently authorized to issue 30,000,000 shares of Common Stock, of which, as of April 12, 1996, the record date for the Annual Meeting, 21,114,144 shares were issued and outstanding, and an additional 3,604,850 shares were reserved for issuance upon exercise of outstanding stock options held by the Company's officers, Directors and employees and for options that may be granted in the future under the Company's stock option plans and for conversion of the Preferred Stock.

     The Board of Directors of the Company believes that it is advisable and in the best interests of the Company to have available authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, convertible debt financing and equity financings. No stockholder of the Company would have any preemptive rights regarding future issuance of any shares of Common Stock.

     The Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of Common Stock. However, the Board of Directors believes that if an increase in the authorized number of shares of Common Stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of the Company's stockholders at that time could significantly impair the Company's ability to meet financing requirements or other objectives.

     Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued Common Stock and Preferred Stock could be issued in one or more transactions which would make more difficult or costly, and less likely, a takeover of the Company. Issuing additional shares of stock would also have the effect of diluting the stock ownership of persons seeking to obtain control of the Company. In 1991, the Board of Directors of the Company adopted a stockholder protection rights plan and the Company issued preferred share purchase rights having terms designed to encourage potential acquirors of the Company to negotiate with the Company's Board of Directors, including terms which, under certain circumstances, entitle the holder of the rights to purchase Common Stock of the Company. The authorized but unissued shares of Common Stock and Preferred Stock would be available for use in connection with the issuance and exercise of such rights. The proposed amendment to the Company's Certificate of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor is the Board of Directors currently proposing to stockholders any anti-takeover measures.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION.

                             EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY AND POLICIES

     The Compensation Committee of the Board of Directors of the Company is responsible for setting and administering the policies which govern both annual cash compensation and incentive programs for the Company's executive officers. The Compensation Committee is currently composed of two independent non-employee Directors. Following review and approval of executive compensation by the Compensation Committee, all recommendations of the Compensation Committee are submitted to the full Board of Directors for approval.

     The Compensation Committee has not adopted a structured salary or incentive compensation program; however, the Compensation Committee maintains the philosophy that compensation of its executive officers should be balanced between a fair and reasonable cash compensation and incentives linked to the Company's overall operating performance. To achieve this balance executives have, in addition to their cash compensation, been awarded stock options, phantom stock options and cash bonuses that reward executives through the creation of stockholder value. The Compensation Committee takes into account that corporate performance, especially in the oil and gas business, is often cyclical and that the Company's performance in any given year, whether favorable or unfavorable, may not necessarily be representative of immediate past results or future performance. Consequently, the Compensation Committee examines and recommends executive compensation levels based on certain factors compared over a period of several years, rather than applying such factors on an isolated or "snapshot" basis at the time compensation levels are recommended by the Compensation Committee to the full Board. In this regard, and partly due to the peculiarities of financial accounting requirements for oil and gas companies, the Compensation Committee emphasizes performance factors such as growth in the Company's proved oil and gas reserves, increases in volumes of oil and gas sold by the Company, "finding" costs, and the achievement by management of specific goals set by the Board of Directors from time to time; however, the Compensation Committee has not established any specific performance levels which would automatically result in increases in compensation, nor does the Compensation Committee assign relative weights or rankings to such factors considered by it, but instead makes a subjective determination based upon a consideration of all of such factors. Additionally, in the case of Mr. Evans, the Chief Executive Officer, the Compensation Committee also considers and takes into account Mr. Evans' ability to maintain and strengthen the Company's relationships with the investment community, generate employee confidence and morale, and demonstrate leadership qualities.

     In January, 1995, the Compensation Committee granted stock options to certain of the Company's executive officers, including the grant to Mr. Evans of a stock option to purchase 150,000 shares of the Company's Common Stock at an exercise price of $12.00, and a stock option to purchase an additional 150,000 shares at an exercise price of $15.00. The exercise price of both options was greater than the market value of the Company's Common Stock on the date of grant. The average of the high and low sales prices of the Company's Common Stock on the date of grant was $11.37. The actions of the Compensation Committee in granting the options to Mr. Evans reflect the Compensation Committee's belief that the stock options provide a future incentive for Mr. Evans that is tied to the creation of future value for all stockholders of the Company. The Committee's beliefs and actions were substantiated by the Company's operating and financial results for 1995, which were primarily the results of Mr. Evans' continued leadership skills and managerial capabilities. These results included net income of $5,785,000 or $.34 per share on revenues of $41,053,000 for the year ended December 31, 1995, as compared to a net loss of $160,000 or $.01 per share on revenues of $29,071,000 for 1994. The Company also reported a 41% increase in natural gas production and a 40% increase in oil production in 1995 as compared to 1994 even though the Company continued to voluntarily curtail certain of its gas production. Mr. Evans was not awarded a cash bonus for 1995, nor did the Compensation Committee recommend an increase in Mr. Evans' salary for 1995. The Committee believes the cash bonuses awarded to Mr. Evans for 1993 and 1994 and his salary increases in prior years, coupled with the grant of the stock options in 1995, are appropriate and consistent with the Committee's objective of recommending compensation levels and components based on factors compared over a period of several years. The Compensation Committee believes that the current mix between the cash and equity incentive opportunities presently in place for Mr. Evans and the other executive officers of the Company is adequate to motivate and retain them.

     Internal Revenue Code Section 162(m), enacted in 1993, precludes a public corporation from taking a deduction in 1994 or subsequent years for compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. The new law generally eliminates such deductions unless compensation is awarded under plans meeting a number of requirements based upon objective performance standards and advance stockholder approval. Because of the current levels of compensation paid to the Company's executive officers and certain transition provisions of the new law, the Compensation Committee does not believe that the limitations on compensation deductions imposed by the new law will significantly impact the Company in the near future. However, the Compensation Committee will continue to assess the impact of the new tax legislation on executive compensation and determine what action, if any, will be appropriate.

     The foregoing report is made by the Compensation Committee of the Company's Board of Directors. The members of the Compensation Committee throughout 1995 were Henry Groppe and Robert H. Whilden, Jr. Mr. Granberry was also a member of the Compensation Committee from May, 1995 until January, 1996 when he became President and Chief Operating Officer of the Company.

SUMMARY OF ANNUAL COMPENSATION

     The following table sets forth for each of the three fiscal years ended December 31, 1995, a summary of the types and amounts of compensation paid to the Chief Executive Officer of the Company and the only other executive officer of the Company whose salary and bonuses during the fiscal year ended December 31, 1995 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                                 -------------------------------
                                                    ANNUAL COMPENSATION                AWARDS
                                              -------------------------------    -------------------
                                                                      OTHER                  SECURITIES PAY- OUTS     ALL
                                                                      ANNUAL     RESTRICTED  UNDERLYING --------     OTHER
                                                                     COMPEN-      STOCK      OPTIONS/     LTIP      COMPEN-
              NAME AND                         SALARY      BONUS      SATION      AWARDS      SARS      PAYOUTS     SATION
         PRINCIPAL POSITION           YEAR      ($)         ($)        ($)         ($)         (#)        ($)         ($)
- ------------------------------------  ----    --------    -------    --------    --------    -------    --------    -------
D. L. Evans,                          1995    $279,260    $     0       0           0        300,000       0        $33,439(1)
  Chairman of the Board of            1994    $279,260    $35,000       0           0              0       0        $     0
    Directors,
  Chief Executive Officer &           1993    $241,960    $35,000       0           0        300,000       0        $ 2,370(2)
    President
P. R. Scherer,                        1995    $102,410    $     0       0           0         30,000       0        $ 1,118
  Executive Vice President            1994    $ 91,920    $20,000       0           0              0       0        $     0
                                      1993    $ 91,480    $20,000       0           0         30,000       0        $ 1,297(2)

- ---------------

(1) Such amount includes $1,439 which was allocated to Mr. Evans' account under the Company's 401(k) Profit Sharing Plan. Also included is $3,706 attributable to the Company's payment for the term portion of a split dollar life insurance policy issued in 1995 on behalf of Mr. Evans and the remaining amount represents the net present value of the interest savings on the whole life portion for a period of ten years computed at an annual interest savings rate of 8% per annum.

(2) Such amounts represent allocations to the named executive officer's account under the Company's 401(k) Profit Sharing Plan.

STOCK OPTIONS

     Historically, the Company has utilized stock options as part of the overall compensation paid to executive officers of the Company. Summary descriptions of the Company's two stock option plans are set forth below under "-- 1989 Stock Option Plan" and "-- 1993 Stock Option Plan".

     The following table shows certain information with respect to stock options granted to the named executive officers during the fiscal year ended December 31, 1995:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                                                                                  VALUE
                                                                                         AT ASSUMED ANNUAL RATES
                       NUMBER OF                                                                   OF
                       SECURITIES      PERCENT OF                                              STOCK PRICE
                       UNDERLYING     TOTAL OPTIONS   EXERCISE    MARKET                    APPRECIATION FOR
                        OPTIONS        GRANTED TO     OR BASE    PRICE ON                    OPTION TERM (3)
                        GRANTED       EMPLOYEES IN     PRICE     DATE OF    EXPIRATION   -----------------------
        NAME              (#)          FISCAL YEAR     ($/SH)     GRANT        DATE       5% ($)       10% ($)
- ---------------------  ----------     -------------   --------   --------   ----------   --------     ----------
D.L. Evans...........    150,000(1)       33.70%       $12.00     $11.37      1-03-05    $979,965     $2,617,245
                         150,000(1)       33.70%       $15.00     $11.37      1-03-05    $529,965     $2,167,245
P.R. Scherer.........     30,000(2)        6.70%       $12.00     $11.37      1-03-05    $195,993     $  523,449

- ---------------

(1) On January 3, 1995, two stock options were granted to Mr. Evans under the Company's 1989 Stock Option Plan. Both options were granted with exercise prices exceeding the market value of the Company's Common Stock on the date of grant. Of the shares of Common Stock subject to each option, 75,000 shares were exercisable as of the date of grant; an additional 37,500 shares became exercisable on December 31, 1995 and the remaining shares become exercisable on December 31, 1996.

(2) A stock option was granted to Mr. Scherer on January 3, 1995 under the Company's 1989 Stock Option Plan. The option was granted with an exercise price exceeding the market value of the Company's Common Stock on the date of grant. Of the shares of Common Stock subject to such option, 15,000 shares were exercisable as of the date of grant; an additional 7,500 shares became exercisable on December 31, 1995 and the remaining shares become exercisable on December 31, 1996.

(3) These amounts are calculated based on the indicated annual rates of appreciation and annual compounding from the date of grant to the end of the option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There is no assurance that the amounts reflected in this table will be achieved.

     The table below sets forth certain information with respect to stock option exercises during the fiscal year ended December 31, 1995 by the named executive officers and the value of each such executive officer's unexercised stock options at December 31, 1995.

                       AGGREGATED OPTION/SAR EXERCISES IN
           LAST FISCAL YEAR AND FISCAL YEAR -- END OPTION/SAR VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                           SHARES                           OPTIONS/SARS             IN-THE-MONEY OPTIONS/SARS
                         ACQUIRED ON     VALUE         AT FISCAL YEAR-END(#)          AT FISCAL YEAR-END($)(1)
                          EXERCISE      REALIZED    ----------------------------    ----------------------------
         NAME                (#)          ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- -----------------------  -----------    --------    -----------    -------------    -----------    -------------
D. L. Evans............          0             0      705,000          75,000        $4,335,275(2)    $98,625(2)
P. R. Scherer..........     10,000      $106,300       87,500          17,500        $  435,025(3)    $19,725(3)

- ---------------

(1) Value of in-the-money options is equal to the fair market value of a share of Common Stock at fiscal year-end ($14.63) less the exercise price, based on the last sale price of the Company's Common Stock.

(2) Options to purchase a total of 250,000 shares of Common Stock are excluded from the calculation since the exercise prices of such options exceeded the market price of the underlying Common Stock at December 31, 1995.

(3) One stock option to purchase a total of 40,000 shares of Common Stock is excluded from the calculation since the exercise price of such option exceeded the market price of the underlying Common Stock at December 31, 1995.

FIVE YEAR CUMULATIVE TOTAL RETURN

     Set forth below is a line graph comparing the annual cumulative total shareowner return on the Company's Common Stock with the cumulative total return of the S&P Composite -- 500 Stock Index and the S&P Energy Composite Index for the period of five fiscal years commencing December 31, 1990 and ending December 31, 1995. The table assumes that the value of an investment in the Company's Common Stock and each Index was $100 on December 31, 1990 and that all dividends were reinvested. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

      Measurement Period          Tom Brown,        S&P 500        Energy Com-
    (Fiscal Year Covered)            Inc.            Index            posite
1990                                    100.00          100.00          100.00
1991                                     82.50          130.47          107.53
1992                                    140.00          140.41          109.72
1993                                    225.00          154.56          126.98
1994                                    230.00          156.60          131.85
1995                                    292.50          215.45          172.41

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has entered into an employment agreement with Mr. Evans which expires on December 31, 1996. The agreement provides for a severance benefit payment upon the occurrence of Mr. Evans' resignation from employment, preceded by either (1) without his express written consent, the assignment of Mr. Evans to any duties inconsistent with his position, duties, responsibilities or status with the Company or a reduction of his duties or responsibilities for reasons other than good cause; (2) any failure of the Company or its stockholders, as the case may be, to re-elect Mr. Evans to the offices of Chief Executive Officer and Director or his removal from any such office for reasons other than good cause; or (3) any breach by the Company (or any successor) of any of the provisions of the agreement or any failure by the Company to carry out any of its obligations under the agreement for reasons other than good cause. The severance benefit payment is an amount equal to Mr. Evans' then existing annual base pay (or an amount equal to his base pay for the balance of the term of the agreement if less than one year). If a dispute arises regarding a termination of Mr. Evans or the interpretation or enforcement of the agreement, all legal fees and expenses incurred by Mr. Evans in contesting or disputing any such termination or seeking to obtain or enforce any right or benefit provided for in the agreement will be paid by the Company, to the extent Mr. Evans prevails.

     The Company's 1989 Stock Option Plan and 1993 Stock Option Plan both contain "change of control" provisions which are applicable to all holders of options granted under the plans, including Messrs. Evans and Scherer. The change of control provisions in both plans, which are substantially identical, generally provide that if (i) the Company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company),

(ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or group acquires ownership or control of more than 50% of the outstanding shares of the Company's voting stock, or (v) in connection with a contested election of directors, the persons who were directors of the Company before such election cease to constitute a majority of the Board (each such event constituting a "Corporate Change"), then (a) ten days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days after a change of control of the type described in clause (iv), the Board's Compensation Committee shall effect one or more of the following alternatives: (1) accelerate the time at which options then outstanding may be exercised so that such options may be exercised in full for a limited period of time on or before a specified date (before or after a Corporate Change) fixed by the Compensation Committee, after which specified date all unexercised options and all rights of optionees shall terminate, (2) require the mandatory surrender to the Company by selected optionees of some or all of the outstanding options held by such optionees (irrespective of whether such options are then exercisable under the provisions of the plan) as of the date, before or after a Corporate Change, specified by the Compensation Committee, in which event the Compensation Committee shall thereupon cancel such options and the Company shall pay to each optionee an amount of cash per share equal to the excess, if any, of the "Change of Control Value" of the shares subject to such option over the exercise prices under such options for such shares, (3) make such adjustments to options then outstanding as the Compensation Committee deems appropriate to reflect the Corporate Change, or (4) provide that thereafter upon any exercise of an option theretofore granted the optionee shall be entitled to purchase under such option, in lieu of the number of shares of stock then covered by such option the number and class of shares of stock or other securities or property to which the optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the optionee had been the holder of record of the number of shares of stock then covered by such option. The "Change of Control Value" is an amount equal to, whichever is applicable, (i) the per share price offered to stockholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such options being surrendered are exercisable, as determined by the Compensation Committee as of the date determined by the Compensation Committee to be the date of cancellation and surrender of such options. If the consideration offered to stockholders of the Company in any transaction consists of anything other than cash, the Compensation Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are entitled, at their option, (i) to receive a monthly fee of $1,000 or (ii) participate in an unfunded non-qualified deferred compensation arrangement. Under the deferred compensation arrangement which was implemented in July, 1995, a participating Director defers the monthly director's fee that would otherwise be payable to him until the earlier of (i) his separation from the Board of Directors, or (ii) the date ending on the fifth anniversary of such Director's participation in the arrangement. The deferred fees are then used by the Company to purchase and make premium payments on a life insurance policy naming the Company as beneficiary and covering the life of the Director. Upon the retirement or death of the participating Director, such Director or his designated beneficiary is entitled to receive an annual retirement or survivor benefit for a period of ten years. During 1995, Messrs. Granberry, LeBaron and Wallace were the only non-employee Directors that elected to participate in the deferred compensation arrangement. For the year ended December 31, 1995, the Company paid director's fees in the amount of $12,000 to each of Messrs. Groppe and Whilden and $6,000 to each of Messrs. Granberry, LeBaron and Wallace. The Company also paid insurance premiums under the deferred compensation arrangement in the amount of $6,000 for each of Messrs. Granberry, LeBaron and Wallace.

     The Company reimburses its Directors for expenses incurred in attending meetings of the Board of Directors. During 1995, Directors were reimbursed the aggregate amount of approximately $3,650.

     Pursuant to the Company's arrangement with Mr. Brown, the Company pays Mr. Brown a consulting fee in the amount of $6,355 per month. During the year ended December 31, 1995, an aggregate of $76,260 was paid to Mr. Brown under such arrangement.

     The Company's Directors participate in the 1989 Stock Option Plan which, in the case of non-employee Directors, provides for the granting of an option to purchase 25,000 shares of the Company's Common Stock to each individual who was a non-employee Director of the Company on December 12, 1989 and to each individual who becomes a non-employee Director following December 12, 1989. In connection with the Company's adoption of its 1989 Stock Option Plan in December, 1989, Messrs. Groppe, LeBaron and Whilden, non-employee Directors of the Company, were each granted nonstatutory stock options on December 12, 1989 at an exercise price of $5.25 per share, the fair market value of the Company's Common Stock on the date of grant. Mr. Brown was granted a nonstatutory stock option to purchase 75,000 shares and Messrs. Groppe, LeBaron and Whilden were each granted nonstatutory stock options to purchase 25,000 shares of Common Stock. Such options expire on December 12, 1999. William R. Granberry became a non-employee Director of the Company in January, 1995 and was granted a nonstatutory stock option to purchase 25,000 shares of Common Stock at an exercise price of $11.37 per share, the fair market value of the Company's Common Stock on the date of grant. The option is presently exercisable as to 17,500 shares and the remaining portion of the option becomes exercisable in January, 1997. The option expires ten years from the date of grant.

     All Directors of the Company are also eligible to participate in the Company's 1993 Stock Option Plan. Prior to 1995, options to purchase a total of 50,000 shares of Common Stock were granted to five non-employee Directors of the Company at an exercise price of $11.875 per share, the fair market value of the Company's Common Stock on the date of grant. The options expire ten years from the date of grant. No options were granted in 1995 under the 1993 Stock Option Plan. See "-- 1993 Stock Option Plan" below.

     Directors who are employees of the Company, as well as the Directors elected by the holder of the Company's Preferred Stock, receive no compensation for service on the Board of Directors or its committees.

1989 STOCK OPTION PLAN

     The Board of Directors adopted the Company's 1989 Stock Option Plan (the "1989 Plan") on December 12, 1989. The 1989 Plan provides for the granting to employees of the Company and Directors who are not employees of the Company of incentive and nonstatutory stock options to purchase up to 1,400,000 shares of Common Stock, subject to customary adjustments in the number of shares with respect to options and purchase prices therefor in the event of stock splits, stock dividends, recapitalizations, mergers, consolidations and similar events. Options granted under the 1989 Plan to employees may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not constitute incentive stock options. The 1989 Plan provides for the granting of an option to purchase 25,000 shares of Common Stock to each individual who was a non-employee Director of the Company on December 12, 1989 and to each individual who becomes a non-employee Director following December 12, 1989. Options granted to non-employee Directors will not be incentive stock options.

     The 1989 Plan is administered by the Compensation Committee of the Board of Directors, none of whom are eligible to participate in the Plan except to receive an option to purchase 25,000 shares at the time he becomes a Director. The Compensation Committee has the sole authority to select the employees who are to be granted options, establish the number of shares issuable under each option, interpret the 1989 Plan, and to adopt rules and regulations, consistent with the provisions of the 1989 Plan, as the Compensation Committee may deem advisable.

     Options granted to an employee contain such terms and conditions and may be exercisable for such periods as may be approved by the Compensation Committee. The purchase price of Common Stock issued under each option will not be less than the fair market value of the stock subject to the option at the time of grant. Options granted under the 1989 Plan are not transferable other than by will or the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative. The 1989 Plan provides that an option agreement may provide an optionee with the right to request the Compensation Committee to permit surrender of the option in return for a payment in cash and/or shares of Common Stock equal to the excess of the fair market value of the shares with respect to which the option is surrendered over the option price therefor, on such terms and conditions as the Compensation Committee, in its sole discretion, may prescribe. Options may provide for the exercise of the option by payment in cash or by delivery to the Company of a number of shares of Common Stock having a fair market value equal to the purchase price, or any combination of cash or Common Stock.

     An option may be granted in exchange for an individual's right and option to purchase shares of Common Stock pursuant to the terms of an agreement that existed prior to the date such option is granted ("Prior Option"). An option agreement that grants an option in exchange for a Prior Option must provide for the surrender and cancellation of the Prior Option. The purchase price of Common Stock issued under an option granted in exchange for a Prior Option shall be determined by the Compensation Committee and, such purchase price may, without limitation, be equal to the price for which the optionee could have purchased Common Stock under the Prior Option.

     The 1989 Plan will terminate upon and no further options shall be granted after the expiration of ten years from the date of its adoption by the Board of Directors. The Board of Directors of the Company may amend or terminate the 1989 Plan at any time, but may not in any way terminate or restrict the rights of a participant under an outstanding option without the consent of such participant. The Board of Directors may not make any alteration or amendment which would materially increase the benefits accruing to participants under the 1989 Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the 1989 Plan, change the class of individuals eligible to receive options, or extend the term of the 1989 Plan, without the approval of the stockholders of the Company.

1993 STOCK OPTION PLAN

     In February, 1993, the Board of Directors adopted the Company's 1993 Stock Option Plan ("1993 Plan"). The 1993 Plan provides for the granting to employees and Directors of the Company of nonstatutory stock options to purchase up to 525,000 shares of Common Stock.

     The 1993 Plan is administered by the Board's Compensation Committee. The Compensation Committee has sole authority to select optionees, establish the number of shares which may be issued under each option, interpret the 1993 Plan and to adopt rules and regulations, consistent with the terms of the 1993 Plan, as the Compensation Committee deems advisable to carry out the 1993 Plan.

     Options granted under the 1993 Plan are evidenced by written agreements between the Company and the optionee containing such terms and conditions as may be approved by the Compensation Committee. Options granted under the 1993 Plan are not transferable other than by the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative. The purchase price of Common Stock issued under each option is determined by the Compensation Committee, and may be less than the fair market value of the Common Stock subject to the option.

     Except with respect to options then outstanding, the 1993 Plan terminates and no further options may be granted under the 1993 Plan after the expiration of ten years from the date of its adoption by the Board of Directors. The Board also has the right to alter or amend the 1993 Plan or any part thereof from time to time, provided that no change in options theretofore granted may be made which would impair the rights of the optionee without the consent of the optionee.

EMPLOYEE STOCK OWNERSHIP PLAN

     Under the Company's employee stock ownership plan (the "ESOP"), the Company may contribute cash or Common Stock to a trust for the benefit of all employees of the Company. Amounts allocated each year to the individual accounts of participants are based on the ratio that each participant's compensation for such year bears to the total compensation of all participants for such year. A participant's accrued benefits under the ESOP derived from Company contributions vest 100% at age 65, or upon termination of employment as a result of death or disability. If a participant's employment terminates prior to age 65 for any reason other than death or disability and the ESOP has not been determined to be a top-heavy plan (as defined in the ESOP), then accrued benefits derived from Company contributions vest 10% after one year of service, 25% after two years, 40% after three years, 55% after four years, 70% after five years, 85% after six years and 100% after seven years of service. Each employee of the Company becomes eligible to participate in the ESOP on the first day of the calendar quarter following the later of the date on which he completes one year of service or attains age twenty-one. Decisions with respect to the timing, pricing and amount of contributions to the ESOP are made by the Company's Compensation Committee. The ESOP does not permit a participant to make voluntary contributions. In January, 1996, the Company made a cash contribution to the ESOP in the amount of $30,000 which was allocated to employee participants effective December 31, 1995. Directors of the Company who are not also employees of the Company are not eligible to participate in the ESOP. None of the Company's executive officers, including Messrs. Evans and Scherer, participated in the ESOP during 1995.

PROFIT SHARING PLAN

     The Company maintains a profit sharing plan (the "Profit Sharing Plan") for the benefit of all employees. Under the Profit Sharing Plan, the Company contributes to a trust administered by a third party trustee (the "Profit Sharing Trustee"), out of current or accumulated net profits, such amounts as it may, from time to time, deem advisable. The contributions are invested by the Profit Sharing Trustee in various investments selected by employee participants. Company contributions to the Profit Sharing Trust are allocated at December 31 of each year to the individual accounts of the participants. A participant's accrued benefit derived from Company contributions is 100% vested upon attaining age 65, or if his employment terminates as a result of death, disability or for any other reason. Each employee of the Company becomes eligible to participate in the Profit Sharing Plan on the first day of the calendar quarter following the later of the date on which such employee commenced employment or attains age twenty-one. Directors of the Company who are not also employees of the Company are not eligible to participate in the Profit Sharing Plan. In addition to Company contributions, participants may also contribute such amount as the participant determines each year, subject to certain annual maximum limitations. Participants are always 100% vested in their individual contributions. In January, 1996, the Company made a cash contribution in the amount of $30,000 to the Profit Sharing Plan for the year ended December 31, 1995, of which $1,439 and $1,118 was allocated to the accounts of Messrs. Evans and Scherer, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Donald L. Evans, the Chairman of the Board of Directors and Chief Executive Officer of the Company, serves on the Board of Directors and compensation committee of TMBR/Sharp Drilling, Inc. Thomas C. Brown, the Chairman of the Board of Directors of TMBR/Sharp Drilling, Inc., is a Director of the Company. As of April 12, 1996, Mr. Brown and Mr. Evans beneficially owned approximately 12.74% and 1.45%, respectively, of the outstanding common stock of TMBR/Sharp Drilling, Inc. See "Certain Transactions" below.

     Mr. Whilden, a partner in the law firm of Vinson & Elkins, Houston, Texas, is a Director of the Company and a member of the Board's Compensation Committee. The Company paid Vinson & Elkins approximately $103,000 for legal services rendered during 1995. Mr. Groppe, a partner in the oil and gas consulting firm of Groppe, Long & Littell, Houston, Texas, is a Director of the Company and is also a member of the Compensation Committee. The Company paid Groppe, Long & Littell approximately $35,000 for oil and gas consulting services provided in 1995.

CERTAIN TRANSACTIONS

     Historically, TMBR/Sharp Drilling, Inc. ("TMBR") has provided contract drilling and other related oil and gas services to the Company in connection with the Company's oil and gas exploration and development activities, and it is anticipated that TMBR will continue to perform contract drilling services for the Company in the future. From time to time the Company acquires interests in oil and gas leasehold acreage from TMBR and participates with TMBR and other interest owners in the drilling and development of such acreage where TMBR acts as operator. During the year ended December 31, 1995, the Company incurred costs of approximately $934,000 in connection with such services provided by TMBR, and the Company paid approximately $848,000 to TMBR for such services. At December 31, 1995, the Company owed TMBR approximately $86,000 for such services. The largest aggregate amount owed by the Company to TMBR at one time during the fiscal year ended December 31, 1995 was approximately $342,000. The Company and TMBR participate on the same or similar terms afforded non-affiliated third parties.

     From time to time, TMBR acquires interests in oil and gas leasehold acreage from the Company and participates with the Company and other interest owners in the drilling and development of such acreage where the Company acts as operator. TMBR participates in such drilling ventures under standard form operating agreements on the same or similar terms afforded non-affiliated third parties. The Company invoices all working interest owners, including TMBR, on a monthly basis for their share of operating expenses. During the year ended December 31, 1995, the Company billed TMBR approximately $33,000 for TMBR's proportionate share of drilling costs and related expenses incurred on properties operated by the Company. The largest amount owed to the Company by TMBR at any one time during the year ended December 31, 1995 for its share of drilling costs and related expenses and for services provided by the Company was approximately $26,000. At December 31, 1995 TMBR owed the Company approximately $12,000 for operating expenses.

     The C. V. Lyman Testamentary Trust (the "Trust") owns working interests in certain oil and gas properties in which the Company also owns working interests and serves as operator. Mr. Brown, a Director of the Company, is a co-trustee of the Trust. As a result of its ownership interest in the properties, the Trust has at various times been indebted to the Company. During the year ended December 31, 1995, the Company billed the Trust approximately $174,000 for the Trust's proportionate share of costs and expenses attributable to its ownership of working interests in such oil and gas properties. The largest amount owed by the Trust to the Company at any one time during the year ended December 31, 1995 was approximately $47,000 and, at December 31, 1995, the Trust was indebted to the Company in the approximate amount of $7,000. Payments to the Company are due after monthly billings by the Company on the same basis as all other working interest owners, and the Trust's participation in the oil and gas properties is on the same basis as all other participants.

     During the year ended December 31, 1995, the Company billed Wind
River -- Pavillion, Ltd., a Texas limited partnership (the "Partnership") organized in June, 1986, an aggregate of approximately $651,000 for the Partnership's proportionate share of lease operating and related expenses associated with the Partnership's ownership of working interests in oil and gas leases located in Fremont County, Wyoming. The Company is the sole general partner of the Partnership and also serves as operator of all of the leases owned by the Partnership. State Farm Mutual Automobile Insurance Company ("State Farm") is the sole limited partner of the Partnership and the holder of 2,200,000 shares of the Company's Common Stock. Revenues and costs (excluding capital costs) of the Partnership are allocated 20% to the Company and 80% to State Farm before payout (defined as recovery of all of State Farm's costs plus a specified rate of return), increasing to 75% (including capital costs) to the Company after payout. The Partnership owed the Company approximately $62,000 at December 31, 1995. The largest amount owed by the Partnership to the Company at any one time during the year was approximately $1,038,000. Payments to the Company are due after monthly billings by the Company on the same basis as all other working interest owners, and the Partnership's participation in the leases is on the same basis as all other participants.

     Brownlie, Wallace, Armstrong and Bander Exploration ("BWAB"), a partnership, owns interests in options to purchase working interests in oil and gas leases located in Wyoming, and in which the Company also owns interests and acts as operator. Mr. Wallace, a Director of the Company, is a partner in BWAB. As a result of its ownership interest in the option, and oil and gas leases acquired by the Company pursuant to such options, BWAB has at various times been indebted to the Company. During the year ended December 31, 1995, the Company billed BWAB approximately $153,000 for BWAB's proportionate share of lease costs associated with the acquisition of leases under option. The largest amount owed by BWAB to the Company at any one time during 1995 was approximately $217,000. At December 31, 1995, BWAB was indebted to the

Company in the approximate amount of $43,000. Payments to the Company are due after monthly billings by the Company on the same basis as all other interest owners, and BWAB's participation in the option, and underlying leases, is on the same basis as all other participants.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen & Co. has served the Company as independent auditors since March, 1990, and currently serves the Company as independent auditors. A representative of Arthur Andersen & Co. will be present at the Annual Meeting and will have an opportunity to make a statement to the stockholders if he desires to do so, and to respond to appropriate questions.

                                 OTHER BUSINESS

     Management of the Company is not aware of any matters, other than those stated in the accompanying Notice of Annual Meeting, which will be brought before the meeting. If, however, any other matters properly come before the meeting, the persons named as proxies in the enclosed Proxy will vote the shares in accordance with their best judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting must be received by the Company for inclusion in its Proxy Statement and form of Proxy relating to that meeting not later than December 19, 1996. Proposals should be sent to: Corporate Secretary, Tom Brown, Inc., 508 West Wall Street, Suite 500, Midland, Texas 79701. The use of certified mail, return receipt requested, is suggested.

                                 ANNUAL REPORT

     Additional information concerning the Company, including financial statements of the Company and Management's Discussion and Analysis of Financial Condition and Results of Operations, is provided in the Company's Annual Report that accompanies this Proxy Statement. The Annual Report is not deemed to be part of this Proxy Statement.

     A copy of the Company's Annual Report on Form 10-K will be furnished at no charge to each stockholder of the Company upon receipt of a written request of such person addressed to the Secretary, Tom Brown, Inc., P. O. Box 2608, Midland, Texas 79702. The Company will also furnish such Annual Report on Form 10-K to any "beneficial owner" of such securities upon receipt of a written request, likewise addressed, containing a good faith representation that, as of April 12, 1996 such person was a beneficial owner of securities of the Company entitled to vote at the Annual Meeting of Stockholders to be held May 22, 1996.

     YOUR COOPERATION IN PROMPTLY SIGNING, DATING AND MAILING THE ENCLOSED PROXY WILL BE GREATLY APPRECIATED.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ JAMES M. ALSUP
                                          JAMES M. ALSUP, Secretary

Midland, Texas
April 17, 1996

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       PROXY                     TOM BROWN, INC.                    PROXY

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1996

           The undersigned hereby appoints Donald L. Evans and Edward W. LeBaron, Jr., and each of them, attorneys and proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock and Preferred Stock of TOM BROWN, INC. held of record in the name of the undersigned at the close of business on April 12, 1996, at the Annual Meeting of Stockholders of Tom Brown, Inc. to be held at 9:00 a.m. on May 22, 1996, in the Midland Petroleum Club, 501 West Wall, Midland, Texas, and at all adjournments or postponements thereof.

           Item (1). Election of Seven Directors.

                  / / FOR all seven nominees listed below (except as             / / WITHHOLD AUTHORITY to vote
                      marked to the contrary by drawing a line                       for all nominees listed below.
                      through the name(s) of any nominee(s)).

                Donald L. Evans, Thomas C. Brown, William R. Granberry, Henry Groppe, Edward W. LeBaron, Jr., James B. Wallace and Robert H. Whilden, Jr.

           Item (2). Proposal to amend the Certificate of Incorporation of the Company to increase the authorized Common Stock.

                   / / FOR          / / AGAINST          / / ABSTAIN

           Item (3). To transact such other business as may properly come before the meeting or any adjournments thereof, all as set forth in the Notice of Annual Meeting and Proxy Statement dated April 17, 1996, receipt of which is acknowledged.

                 (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

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

- --------------------------------------------------------------------------------

           THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF SPECIFIC DIRECTIONS, IT SHALL BE VOTED FOR ITEM (1) AND ITEM (2), AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS NAMED AS PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

           Please date this Proxy and sign exactly as your name appears on your stock certificate. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                  THE COMPANY.

                                            Please return promptly in the
                                            enclosed postage paid envelope.

                                            Dated _________________, 1996

                                            _____________________________

                                            _____________________________
                                              Signature of Stockholder

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

- --------------------------------------------------------------------------------

       PROXY                     TOM BROWN, INC.                    PROXY

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1996

           The undersigned hereby appoints Donald L. Evans and Edward W. LeBaron, Jr., and each of them, attorneys and proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Preferred Stock of TOM BROWN, INC. held of record in the name of the undersigned at the close of business on April 12, 1996, at the Annual Meeting of Stockholders of Tom Brown, Inc. to be held at 9:00 a.m. on May 22, 1996, in the Midland Petroleum Club, 501 West Wall, Midland, Texas, and at all adjournments or postponements thereof.

           Item (1). Election of Special Class of Two Directors.

                  / / FOR the two nominees listed below (except as               / / WITHHOLD AUTHORITY to vote
                      marked to the contrary by drawing a line through the           for all nominees listed below.
                      name(s) of any nominee(s)).

               David M. Carmichael and George M. Simmons

                 (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

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

- --------------------------------------------------------------------------------

           THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF SPECIFIC DIRECTIONS, IT SHALL BE VOTED FOR ITEM (1) AND IN
       ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS NAMED AS PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

           Please date this Proxy and sign exactly as your name appears on your stock certificate. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                  THE COMPANY.

                                            Please return promptly in the
                                            enclosed postage paid
                                            envelope.

                                            Dated _________________, 1996

                                            _____________________________

                                            _____________________________
                                              Signature of Stockholder

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